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Exhibit 99.1

[COMPANY LOGO]

Contacts:
Myesha Edwards, InterMune, Inc., 415-466-2242, ir@intermune.com

INTERMUNE ANNOUNCES SENIOR MANAGEMENT CHANGE

        BRISBANE, Calif., January 30, 2003—InterMune, Inc. (Nasdaq: ITMN) today announced that David A. Cory is leaving his post as Senior Vice President of Sales and Marketing to pursue other opportunities. Scott Harkonen, President and Chief Executive Officer of InterMune, will oversee David's area of responsibility until a replacement is named.

        "We wish David well in his new endeavors and thank him for his many contributions to the company," said Dr. Harkonen. "InterMune now has an extraordinary sales force and a team of seasoned marketing professionals who are spearheading efforts to educate physicians about InterMune's products. We look forward to another year that extends our track record of growth and establishes InterMune's commitment to providing patients with promising therapies for unmet medical needs."

About InterMune
InterMune is a commercially driven biopharmaceutical company focused on the marketing, development and applied research of life-saving therapies for pulmonary disease, infectious disease and hepatology. For additional information about InterMune, please visit www.intermune.com.

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  Exhibit 99.1